UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):   June 19, 2007


                             C&D Technologies, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                     1-9389                  13-3314599
(State or other jurisdiction  (Commission File Number)       (IRS Employer
     of incorporation)                                     Identification No.)


     1400 Union Meeting Road, Blue Bell, Pennsylvania              19422
         (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:  (215) 619-2700


                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

            On June 19, 2007, C&D Technologies, Inc. ("Company") entered into a definitive agreement ("Agreement") with Murata Manufacturing Co., Ltd. of Japan ("Murata") pursuant to which the Company has agreed to sell its Power Electronics Division ("PED"). The PED manufactures various devices relating to electronic power supply and conversion, and is comprised of various entities within the Company's affiliated group, including NCL Holdings Limited, C&D Technologies de Mexico S.A. de C.V., Datel Holding Corporation, C&D Dynamo Corporation, Dynamo Acquisition Corporation, C&D Technologies (CPS) LLC and their respective subsidiaries (other than, in the case of NCL Holdings Limited, its subsidiary C&D Technologies (UK) Limited) engaged in the PED business and certain related assets.

            Under the terms of the Agreement, the cash consideration to be paid to the Company at the closing of the transaction is $85 million, subject to a post-closing working capital adjustment.

            The Agreement contains customary representations and warranties by the Company for the most part relating to the PED and its business. It also contains agreements regarding operation of the PED in the ordinary course pending closing and other matters relating to the parties' obligations prior to and after closing. In such regard, the Company agrees that it will not compete with the products of business being sold for a period of five years following closing, but excluding electrical components and electronic products incorporated in or sold with or as accessories for industrial batteries.

            The Agreement contains indemnification provisions typical for this type of transaction, including indemnification regarding tax obligations, breaches of representation or warranty, breaches of covenants and agreements, and regarding certain previously disposed of or


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

dissolved entities or facilities. The indemnification obligations regarding breaches of certain of the representations or warranties are limited by a threshold of $850,000 and a cap of $8.5 million.

            The parties' obligations to consummate the transaction are subject to customary conditions, including governmental regulatory approvals and clearances, approval of the Company's lenders, and certain other consents. The transaction is targeted to close on or before August 31, 2007.

            A copy of the press release announcing the execution of the Agreement is filed with this report as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

      (d)   Exhibits

      Exhibit No.             Description


      99.1                    Press Release of C&D Technologies, Inc. dated
                              June 19, 2007


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          C&D TECHNOLOGIES, INC.
                                              (Registrant)



Dated:  June 20, 2007                     By:   /s/ Ian J. Harvie
                                                ------------------
                                                Ian J. Harvie
                                                Vice President and
                                                Chief Financial Officer


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